AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2004.

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -----------------

                          BROOKFIELD HOMES CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                  37-1446709
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

                                -----------------

                              12865 POINTE DEL MAR
                                    SUITE 200
                                DEL MAR, CA 92014
                    (Address of principal executive offices)

                                -----------------

                 BROOKFIELD HOMES CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)

                                -----------------

                                    TORYS LLP
                                 237 PARK AVENUE
                               NEW YORK, NY 10017
                            ATTENTION: ANDREW J. BECK
                                 (212) 880-6000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                         Proposed Maximum
 Title of securities                            Proposed Maximum        Aggregate Offering          Amount of
   to be registered       Amount to be         Offering Price per            Price(2)             Registration
 -------------------      Registered(1)            Share(2)             ------------------             Fee
                          -------------        ------------------                                 ------------
Common Shares          2,000,000 shares             $26.12                  $52,240,000              $6,619

================================================================================
(1) Plus such indeterminate number of common shares of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act based upon the average of the reported high and low sales price of the common shares of Brookfield Homes Corporation on June 22, 2004 on the New York Stock Exchange (a date within five business days of the filing of this Registration Statement).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The documents containing the information specified in Part I of Form S-8 are not required to be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Brookfield Homes Corporation as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents which have been and will in the future be filed by us with the SEC are incorporated in the Registration Statement by reference:

            (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which contains our audited financial statements for such fiscal year.

            (b) All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003.

            (c) The description of our common shares contained in our Registration Statement on Form 10, as filed with the SEC on October 31, 2002, including any amendment or report filed for the purpose of amending such description.

            In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            As permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation states that we may indemnify any officer or director against any liability, loss, damage or expense incurred or suffered by the officer or director in the individual's capacity as officer or director, subject to the Delaware General Corporation Law and except for liability resulting from intentional misconduct or a knowing violation of law.

            To the extent any director or officer is successful in defending any proceeding, whether civil or criminal, our certificate of incorporation states that we will indemnify the individual for all liabilities incurred in the individual's capacity as officer or director.

            Our certificate of incorporation permits us, subject to applicable law, to advance the expenses incurred in defending any civil or criminal action for which indemnification is required against an undertaking of the indemnified person to repay the amount advanced if it is ultimately determined that the indemnified person is not entitled to be indemnified and subject to a determination by our board of directors or, in specified situations, independent legal counsel or a majority vote of our stockholders, that indemnification would be proper in the circumstances.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement.

ITEM 9.     UNDERTAKINGS.

            The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Del Mar, California on the 29th day of June, 2004.

                            BROOKFIELD HOMES CORPORATION

                            By:    /s/ Ian G. Cockwell
                              --------------------------------------
                              Name:    Ian G. Cockwell
                              Title:   President and Chief Executive
                                       Officer


                               POWERS OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Ian G. Cockwell and Paul G. Kerrigan, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities listed below and on June 29, 2004.

SIGNATURE                   TITLE

/s/ Ian G. Cockwell         President and Chief Executive Officer and Director
------------------------    (principal executive officer)
Ian G. Cockwell

/s/ Paul G. Kerrigan        Executive Vice President, Chief Financial Officer
------------------------    and Treasurer (principal financial and accounting
Paul G. Kerrigan            officer)

/s/ J. Bruce Flatt          Chairman of the Board
------------------------
J. Bruce Flatt

/s/ Gordon E. Arnell        Director
------------------------
Gordon E. Arnell

/s/ Robert A. Ferchat       Director
------------------------
Robert A. Ferchat

/s/ Bruce T. Lehman         Director
------------------------
Bruce T. Lehman

/s/ Alan Norris             Director
---------------
Alan Norris

/s/ David M. Sherman        Director
------------------------
David M. Sherman

/s/ Robert L. Stelzl        Director
------------------------
Robert L. Stelzl

/s/ Michael D. Young        Director
------------------------
Michael D. Young

                                  EXHIBIT INDEX

       EXHIBIT         DESCRIPTION OF EXHIBIT
       -------         --------------------------------------------------------

         4.1           Brookfield Homes Corporation Stock Option Plan
                       (previously filed as Exhibit 10.5 to the Registrant's
                       Registration Statement on Form 10/A filed with the Securities and Exchange Commission on December 9, 2002).

         4.2           Amended and Restated Certificate of Incorporation (previously filed as Exhibit
                       3.1 to the Registrant's Registration Statement on Form 10 filed with the
                       Securities and Exchange Commission on October 31, 2002).

         4.3           Amended and Restated By-laws (previously filed as Exhibit 3.2 to the
                       Registrant's Registration Statement on Form 10 filed with the Securities and
                       Exchange Commission on October 31, 2002).

         5.1           Opinion of Torys LLP.

        23.1           Consent of Deloitte & Touche LLP.

        23.2           Consent of Torys LLP (contained in Exhibit 5.1).

        24.1           Powers of Attorney (included on the signature page of this Registration
                       Statement).